Higher One Holdings, Inc. Reports Second Quarter 2012 Financial Results

•	Revenue was $38.9 million, up 11% year-over-year
•	2012 financial guidance remains unchaged
•	Acquires assets of Campus Labs, higher education focused data analytics company
•	Combined entity now serves over 1,250 campuses representing over 10.5 million students
•	Board of Directors authorizes $100 million share repurchase program

New Haven, CT, August 7, 2012 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the second quarter of 2012. The company reported revenue of $38.9 million, up 11% from $35.1 million in the second quarter of 2011. The year-over-year revenue growth was primarily attributable to an increase in the number of OneAccounts and an increase in the number of higher education institutions that have contracted for its services.

“Our business performed as expected in the second quarter, which is a seasonally slower period for our company,” said Mark Volchek, Chief Executive Officer.  “Given the strong number of new school launches for OneDisburse in the upcoming fall semester, the continued positive momentum of our new product offerings, as well as the cost control strategies we are putting in place, our financial performance in the second half of the year is expected to outperform the same period last year.”

Higher One also reported GAAP net income of $4.1 million, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $5.3 million. GAAP diluted EPS was $0.07 in the quarter. Non-GAAP adjusted diluted EPS was $0.09. In the second quarter of 2012, non-GAAP adjusted EBITDA was $10.0 million.

The number of OneAccounts at the end of the second quarter of 2012 totaled 1.9 million, up 10% from 1.7 million at the end of the second quarter of 2011. Total enrollment at higher education clients that have purchased the OneDisburse service increased to 4.5 million, an increase of approximately 820,000 from 3.7 million at the end of the second quarter of 2011. Total enrollment at higher education clients that have purchased the CASHNet suite of payment products increased to 2.9 million.

Cash, cash equivalents, and liquid investments totaled $36.6 million as of June 30, 2012. Higher One continued with the previously announced share repurchase program, utilizing $5.9 million to repurchase approximately 400,000 shares in the quarter.

Higher One maintained its full-year 2012 revenue and GAAP diluted EPS guidance of $200.0 – $215.0 million and $0.70 – $0.80, respectively.   The company maintained full-year 2012 non-GAAP adjusted diluted EPS guidance of $0.80 – $0.90.

Acquisition of Campus Labs

Higher One also announced today the acquisition of substantially all of the assets of Campus Labs, LLC, a data analytics company focused on higher education.  Campus Labs helps school administrators collect campus-wide data and provide comprehensive assessments critical to supporting institutional outcomes.  The company helps schools better understand factors for student success, benchmark against peer universities, course evaluation, strategic plan alignment, and the accreditation process.  Campus Labs’ technology allows schools to aggregate previously unstructured, static information into dynamic assessment data with full reporting functionality in a centralized platform.

Commenting on the announcement, Mr. Volchek said, “We are very excited about this acquisition.  Campus Labs helps schools track and analyze their progress and improve student success, which is becoming increasingly important given the focus on school performance in the higher education space.  For Higher One, the acquisition provides a wider array of efficiency-enhancing services that help us deepen our relationship with schools and students.  Importantly, because Campus Labs currently serves over 650 higher education clients with a total SSE amounting to over 5.8 million, we will have significant cross-selling opportunities.”

Share Repurchase Authorization

Higher One also announced today that its Board of Directors has voted to authorize a $100 million share repurchase program.  Mr. Volchek said, “I am pleased about the Board’s decision to authorize a new share repurchase program, which is a great way to return capital to shareholders.  We will be opportunistic with our repurchases going forward.”

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss second quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on helping college business offices manage operations and providing enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive financial aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases and learn the basics of financial management.

Higher One provides its services to approximately 10.5 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission (“SEC”).  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	December 31,	June 30,
	2011	2012

Assets
Current assets:
Cash and cash equivalents	$39,085	$25,449
Investments in marketable securities	15,743	11,146
Accounts receivable	3,672	6,900
Income receivable	5,961	8,085
Deferred tax assets	33	28
Income tax receivable	12,671	4,294
Prepaid expenses and other current assets	6,774	7,134
Restricted cash	-	2,635
Total current assets	83,939	65,671
Deferred costs	3,776	3,475
Fixed assets, net	46,088	53,714
Intangible assets, net	16,787	16,704
Goodwill	15,830	15,830
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	712	619
Restricted cash	1,250	1,500
Total assets	$176,015	$165,146

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,118	$3,369
Accrued expenses	26,414	13,285
Deferred revenue	9,690	12,741
Total current liabilities	39,222	29,395
Deferred revenue	2,173	2,156
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,801	9,646
Deferred tax liabilities	1,233	649
Total liabilities	52,429	41,846
Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 57,675,806 shares issued and 56,615,683 shares outstanding at December 31, 2011; 57,140,831 shares issued and 54,569,580 shares outstanding at June 30, 2012	58	58
Additional paid-in capital	161,268	166,347
Treasury stock, 1,060,123 and 2,571,251 shares at December 31, 2011 and June 30, 2012, respectively	(16,208)	(39,013)
Accumulated deficit, net of 2008 $93,933 of stock tender transaction	(21,532)	(4,092)
Total stockholders' equity	123,586	123,300
Total liabilities and stockholders' equity	$176,015	$165,146

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share amounts)

	Three Months
	Ended June 30,
	2011	2012
Revenue:
Account revenue	$27,701	$30,033
Payment transaction revenue	3,080	4,172
Higher education institution revenue	3,725	4,027
Other revenue	561	681
Total revenue	35,067	38,913
Cost of revenue	13,423	17,141
Gross margin	21,644	21,772
Operating expenses:
General and administrative	9,015	11,077
Product development	895	1,085
Sales and marketing	6,701	2,946
Total operating expenses	16,611	15,108
Income from operations	5,033	6,664
Interest income	11	32
Interest expense	(56)	(108)
Other income	1,500	78
Net income before income taxes	6,488	6,666
Income tax expense	1,734	2,614
Net income	$4,754	$4,052

Net income available to common stockholders:
Basic	$4,754	$4,052
Diluted	$4,754	$4,052

Weighted average shares outstanding
Basic	55,117,635	54,653,888
Diluted	59,718,105	57,717,127

Net income available to common stockholders per common share:
Basic	$0.09	$0.07
Diluted	$0.08	$0.07

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of dollars)

	Six months ended
	June 30,
	2011	2012
Cash flows from operating activities
Net income	$15,796	$17,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,434	4,531
Amortization of deferred finance costs	36	68
Stock-based customer acquisition expense	6,935	-
Stock-based compensation	2,160	2,325
Deferred income taxes	(3,681)	(579)
Other income	-	(155)
Gain on litigation settlement agreement	(1,500)	-
Loss on disposal of fixed assets	107	26
Changes in operating assets and liabilities:
Accounts receivable	(2,708)	(3,228)
Income receivable	312	(2,124)
Deferred costs	(367)	(506)
Prepaid expenses and other current assets	(451)	8,017
Other assets	75	(114)
Accounts payable	410	381
Accrued expenses	(1,417)	(2,742)
Deferred revenue	2,765	3,034
Net cash provided by operating activities	21,906	26,374
Cash flows from investing activities
Purchases of available for sale investment securities	(7,787)	(11,230)
Proceeds from sales of available for sale investment securities	-	8,732
Proceeds from maturities of available for sale investment securities	5,600	7,095
Purchases of fixed assets, net of changes in construction payables of $3,494 and ($10,169), respectively	(6,696)	(20,524)
Proceeds from development related subsidies	-	330
Additions to internal use software	-	(1,369)
Deposits to restricted cash	-	(2,885)
Payment to escrow agent	(1,075)	-
Proceeds from escrow agent	(1,500)	-
Net cash used in investing activities	(8,458)	(19,851)
Cash flows from financing activities
Tax benefit related to stock options	1,878	1,744
Proceeds from exercise of stock options	663	902
Repurchase of common stock	-	(22,805)
Net cash provided by financing activities	2,541	(20,159)
Net change in cash and cash equivalents	15,989	(13,636)
Cash and cash equivalents at beginning of period	34,484	39,085
Cash and cash equivalents at end of period	$50,473	$25,449

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	June 30,	Sept 30,	Dec 31,	March 31,	June 30,
	2011	2011	2011	2012	2012

OneDisburse SSE (1)	3,659	3,970	4,169	4,330	4,480
y/y growth	31%	23%	27%	27%	22%

CASHNet suite SSE (2)	2,550	2,576	2,617	2,777	2,892
y/y growth	10%	5%	6%	11%	13%

Ending OneAccounts (3)	1,722	2,015	1,997	2,122	1,896
y/y growth	39%	31%	23%	20%	10%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
CASHNet suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended
	June 30,
	2011	2012
Net income	$4,754	$4,052
Interest income	(11)	(32)
Interest expense	56	108
Income tax expense	1,734	2,614
Depreciation and amortization	1,757	2,318
EBITDA	8,290	9,060
Stock-based and other customer acquisition expense	4,333	-
Stock-based compensation expense	856	915
Other income	(1,500)	-
Adjusted EBITDA	$11,979	$9,975

Revenues	$35,067	$38,913
Net Income Margin	13.6%	10.4%
Adjusted EBITDA Margin	34.2%	25.6%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2011	2012
GAAP Net Income	$4,754	$4,052
Stock-based and other customer acquisition expense	4,333	-
Stock-based compensation expense - ISO	461	496
Stock-based compensation expense - NQO	395	419
Other income	(1,500)	-
Amortization of intangible assets	767	755
Amortization of finance costs	18	34
Total pre-tax adjustments	4,474	1,704
Tax rate	38.2%	38.2%
Tax adjustment	2,106	462
Adjusted net income	$7,122	$5,294

Diluted Weighted Average Shares Outstanding	59,718	57,717
Diluted EPS	$0.08	$0.07
Adjusted Diluted EPS	$0.12	$0.09

Revenues	$35,067	$38,913
Net Income Margin	13.6%	10.4%
Adjusted Net Income Margin	20.3%	13.6%

Higher One Holdings, Inc.
Business Outlook

	Twelve Months Ending
	December 31, 2012
	GAAP			Non-GAAP (b)
Revenues (in millions)	$200.0	-	$215.0	$200.0	-	$215.0
Diluted EPS	$0.70	-	$0.80	$0.80	-	$0.90

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2012 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $3.0 million, and (ii) stock-based compensation expense of approximately $4.5 million.